THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 3, 2025, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as "Lenders"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "Agent"), and FLEXSTEEL INDUSTRIES, INC., a Minnesota corporation ("Borrower").

WHEREAS, Borrower, Agent, and Lenders are parties to that certain Credit Agreement dated as of September 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, Borrower has requested that the Lenders effect certain amendments to the Credit Agreement; and

WHEREAS, Agent and the undersigned Lenders have agreed to effect such amendments to the Credit Agreement, in each case subject to the terms and provisions hereof;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.
Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
2.
Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 5 below and in reliance upon the representations and warranties of the Borrowers set forth in Section 6 below, the Credit Agreement is amended as follows:
(a)
The definition of "Covenant Testing Period " set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Covenant Testing Period" means a period (a) commencing on the last day of the fiscal month of Borrowers most recently ended prior to a Covenant Trigger Event for which Borrowers are required to deliver to Agent monthly, quarterly or annual financial statements pursuant to Schedule 5.1 to this Agreement, and (b) continuing through and including the first day after such Covenant Trigger Date that Availability has equaled or exceeded the greater of 10% of the Maximum Revolver Amount and (ii) $5,500,000 for 60 consecutive days.

(b)
The definition of "Covenant Trigger Event " set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Covenant Trigger Event" means if at any time Availability is less than the greater of (i) 10% of the Maximum Revolver Amount and (ii) $5,500,000.

(c)
The definition of "Increased Reporting Event " set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Increased Reporting Event" means if at any time Availability is less than the greater of (a) 10% of the Maximum Revolver Amount, and (b) $5,500,000.

(d)
The definition of "In-Transit Trigger Date" set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"In-Transit Trigger Date" means the date that is sixty days after Availability being less than the greater of (i) 17.5% of the Maximum Revolver Amount and (ii) $9,625,000.

(e)
The definition of "Maximum Revolver Amount" set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Maximum Revolver Amount" means $55,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of this Agreement and increased by the amount of any Increase made in accordance with Section 2.14 of this Agreement.

3.
Continuing Effect. On and after the Amendment Effective Date, references in the Credit Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein", and "hereof") and in any Loan Document to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as modified hereby. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as modified hereby. This Amendment is a Loan Document.
4.
Reaffirmation and Confirmation. Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent its valid, enforceable and collectible obligations, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.
5.
Conditions to Effectiveness. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of each of the following conditions precedent in a manner satisfactory to each Agent (the date on which such conditions have been satisfied, the “Amendment Effective Date”):
(a)
Agent shall have received a copy of this Amendment, executed and delivered by (i) Lenders, and (ii) Borrower;

(b)
The representations and warranties of Borrower set forth in Section 7 below shall be true and correct as of the date hereof; and
(c)
No Default or Event of Default shall have occurred and be continuing.
6.
Representations and Warranties. In order to induce Agent and Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and Lenders, after giving effect to this Amendment:
(a)
Each of the representations and warranties of Borrower or its Subsidiaries contained in the Credit Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(b)
No Default or Event of Default has occurred and is continuing; and
(c)
This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.
7.
Miscellaneous.
(a)
Expenses. Borrower agrees to pay on demand all Lender Group Expenses of Agent and Lenders in connection with the preparation, negotiation, execution, delivery and administration of this Amendment in accordance with the terms of the Credit Agreement.
(b)
Governing Law. This Amendment shall be a contract made under and governed by, and construed in accordance with the internal laws of the State of Illinois.
(c)
Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic photocopy (i.e. "pdf") shall be effective as delivery of a manually executed counterpart hereof.
8.
Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its respective successors and assigns, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known as of the date of this Amendment, both at law and in equity, which Borrower, or any of its respective successors or assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in each case for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto, except with respect to any Claim against any Releasee not known to Borrower on the date hereof that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct, or a material breach of the obligations under this Amendment or any of the other Loan Documents, of such Releasee or its officers, directors, employees, attorneys or agents.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWER:	FLEXSTEEL INDUSTRIES, INC. a Minnesota corporation By: /s/ Michael J. Ressler Name: Michael J. Ressler Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent and as a Lender By: /s/ Pamela S. Trout Name: Pamela S. Trout Title: Executive Director